UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 29, 2008

POMEROY IT SOLUTIONS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-20022	31-1227808
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1020 Petersburg Road, Hebron, KY 41048
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (859) 586-0600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 8 – Other Events

Item 8.01 Other Events.

Effective August 29, 2008, Flagg Street Partners Qualified LP (“Flagg Street”), the holder of 1,249,325 shares of common stock of Pomeroy IT Solutions, Inc. (the “Company”) completed its liquidation by distributing to its limited partners, pro rata and for no additional consideration, its remaining assets which include its shares of the Company’s common stock.  Two of the limited partners of Flagg Street include Richard S. Press and Jonathan Starr, who are directors of the Company.  As a result of the distribution, Flagg Street has ceased to own any securities of the Company.  As limited partners of Flagg Street, Mr. Starr received 34,748 shares and Mr. Press received 4,563 shares in connection with the distribution.  Accordingly, Flagg Street, Mr. Starr and Mr. Press are no longer beneficial owners of more than 5% of the outstanding stock of the Company and have ceased to be members of a Section 13(d) group.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POMEROY IT SOLUTIONS, INC.

Date: September 3, 2008	By: /s/ Keith R. Coogan

Keith R. Coogan, President and Chief Executive Officer